                                                                      Exhibit 23




                        Consent of Independent Auditors
                        -------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Cleveland-Cliffs Inc pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan of our reports (a) dated February 14, 1994, with respect to the consolidated financial statements and schedules of Cleveland-Cliffs Inc and consolidated subsidiaries included in its Annual Report (Form 10-K) and (b) dated February 14, 1994, with respect to the financial statements and schedules of Tilden Mining Company included in the Annual Report (Form 10-K) of Cleveland-Cliffs Inc, both for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP



Cleveland, Ohio
November 29, 1994



                              Sequential Page 70